Exhibit 99

Q3 Mid-third Quarter Conference Call Transcript, dated September 9, 2016
We’d like to welcome you to Swift Transportation’s mid-third quarter conference call. We will start the call today with our Forward Looking Statement Disclosure:
This call contains statements that may constitute forward-looking statements, which are based on information currently available. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently uncertain, are based upon the current beliefs, assumptions and expectations of Company management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factor Section of our most recently filed Annual Report Form 10-K. As a result of these and other factors, actual results may differ from those set forth in the forward-looking statements and the prices of the Company's securities may fluctuate dramatically. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events, new information or changes in these expectations.
Before we get into the mid-quarter results, I want to briefly discuss yesterday’s leadership announcement. As most of you have likely already seen, we announced that Jerry Moyes, Swift’s Founder and CEO, will be retiring at the end of the year. Jerry and I will serve as Co-CEOs until the end of the year, although I will be assuming all CEO responsibilities as of today. Effective January 1st, Jerry will become Chairman Emeritus and he will continue to serve as a member of the Board of Directors; and I will become President and CEO.

This announcement is the result of a thoughtfully prepared leadership succession plan. Jerry built this company from the ground up, and after 50 successful years at Swift, he decided that now was the right time to retire. I know I speak on behalf of everyone at Swift when I say that we are all deeply grateful to Jerry for growing this company into a leader in transportation solutions and the nation’s largest truckload provider, with a fleet nearly 20,000 strong. We look forward to Jerry’s continued guidance and involvement on the Board and I am excited to use everything I’ve learned from Jerry during the past 25 years to continue building on his legacy with the talented Swift employees.

The accounting treatment of Jerry’s retirement package will result in a one-time charge of approximately $7.5M that we expect to record in September, causing us to lower our full year 2016 GAAP Diluted EPS range to $1.19-$1.29. However, our Adjusted EPS guidance remains unchanged as we reconfirm our previously disclosed range of $1.30-$1.40 since the one-time charge will be added back for Adjusted EPS purposes.
So I will now move on to the primary purpose of the call, which is to provide an update of the trends we are seeing in some of our key operational metrics thus far in the quarter.
We will start with our Truckload Segment:
Many of the challenges we have discussed on previous calls and in previous quarters, are still prevalent, as excess capacity, excess inventories, and pricing pressures continue to influence both shippers and carriers decision-making. We continue to work feverishly to offset these market conditions, by remaining fanatically disciplined to our core objectives. We have seen several positive results of these efforts, as our Truckload segment’s QTD loaded miles per tractor per week through August have increased 2.2% when compared to the same period last year, and 1.0% when compared to the second quarter of this year. We are encouraged by these results, especially when considering that total loaded miles driven thus far in the third quarter in the Truckload segment are in-line with the miles driven over the same period of time last year, but were produced by a fleet with roughly 300 fewer tractors. We attribute this to the many improvements and countermeasures we have implemented throughout the organization to drive utilization.
The lackluster pricing market we discussed on our second quarter earnings call continues to plague the market, as we continue to experience pressure on contract pricing. Our QTD third quarter contract pricing is down roughly 1.0-1.5% YOY and our overall Truckload Revenue xFSR per loaded mile is down approximately 2.5% when the contract pricing contraction is combined with the price reductions we’ve experienced in the spot market. We have been successful in reducing our spot market activity in July and August, and even more so in September thus far as we have seen an increase in freight volumes provided to us by our existing contract customer base.
Moving on to our Dedicated Segment:
We continue to be pleased with the results we have produced within our Dedicated segment over the last several quarters. We are confident we can build upon this momentum, as we are currently implementing several recently awarded growth opportunities. As we previously disclosed, we expect our Dedicated segment to grow between 100-200 trucks during the second half of this year. We are excited about this growth, as it is with our existing dedicated customer-base, and should not produce any significant start-up costs. Through August, we have already added close to 100 trucks over the second quarter 2016 average, and are well on our way to achieve the 100-200 targeted growth for the back half of the year. In addition to this growth, our QTD productivity and pricing has also improved through August, as our dedicated Weekly Revenue xFSR per Tractor has increased roughly 9.0%, when compared to the same periods last year.
We look forward to further growth within this segment as our dedicated leadership team continues to work with our shipping partners to implement mutually beneficial initiatives, which can improve our service, freight mix and profitability.

Exhibit 99

Next we will talk about our Swift Refrigerated Segment:
The refrigerated freight market continues to be competitive, as an increasing number of shippers are taking advantage of the spot market. As a result, our Revenue xFSR per loaded mile within the segment continues to follow the downward trend we anticipated and discussed last quarter. We reconfirm our expectation for this metric to be down roughly 3.5% YOY in the third quarter. To help offset this trend, we continue to implement countermeasures to increase the fleet’s efficiency. As a result, QTD Swift Refrigerated’s loaded miles per tractor per week through August has increased 6.5%, when compared to the same periods last year. We expect the third quarter Average Operational Truck Count for the Swift Refrigerated segment to be roughly flat when compared to the second quarter of this year.
And finally our Intermodal Segment:
Intermodal load counts in July were somewhat soft, but showed signs of strengthening in August which was our strongest month thus far in 2016. We currently project third quarter total loads to be down roughly 4.0-5.0% YOY, with the vast majority of this decrease caused by the discontinuation of our TOFC service offering. We have remained disciplined with our freight selection and pricing practices enabling our QTD Revenue xFSR per load to increase roughly 1.6% YOY. We continue to modify our cost structure to be properly aligned with load demand by increasing our dray efficiencies, implementing an equipment control strategy, reducing our overhead structure, and reducing our third party costs.
Summary:
In summary, in light of the various operational trends I just mentioned, combined with the previously disclosed anticipated tax benefits in the second half of the year, I once again would like to reiterate that our full year 2016 Adjusted EPS guidance range remains unchanged at $1.30-$1.40. The GAAP Diluted EPS guidance range has been slightly reduced to account for the one-time charge associated with Jerry’s retirement. I would also like to add, that as the newly appointed Chief Executive Officer, I am excited about my new endeavor at Swift. I am fully committed to the many exciting initiatives we have implemented and plan to implement here at Swift, and firmly believe we are well positioned for the future. Thank you for your support.

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